SECOND ADDENDUM TO EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT This Second Addendum to Executive Employment and Severance Agreement (this “Second Addendum”) is entered into by and between Whiting Holdings LLC, a Delaware limited liability company (the “Company”), and Charles J. Rimer (“Executive”), effective as of January 1, 2023 (the “Second Addendum Effective Date”). WHEREAS, Whiting Petroleum Corporation, a Delaware corporation (“Whiting”), and Executive previously entered into that certain Executive Employment and Severance Agreement, effective as of February 2, 2021 (the “Employment Agreement”); WHEREAS, Whiting and Executive previously entered into that first addendum to the Employment Agreement, effective April 13, 2022 (the “First Addendum”); WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated March 7, 2022, by and among Whiting, Oasis Petroleum Inc., a Delaware corporation (“Oasis”), and the other parties thereto (the “Merger Agreement”), Whiting merged with and into a wholly owned subsidiary of Oasis (which, upon completion of the transactions contemplated by the Merger Agreement, changed its name to Chord Energy Corporation), which merged entity subsequently changed its name to Whiting Holdings LLC (which, as set forth in the preamble, is referred to herein as the Company); WHEREAS, as a result of the transactions described in the preceding resolution, the Company assumed the Employment Agreement (as modified by the First Addendum); and WHEREAS, the Company and Executive desire to enter into this Second Addendum to clarify the terms of the Employment Agreement and the First Addendum in accordance with Section 22 of the Employment Agreement. NOW, THEREFORE, for purposes of clarity, the Employment Agreement and the First Addendum are hereby modified by this Second Addendum as of the Second Addendum Effective Date: 1. Executive and the Company mutually agree that Section 2(b) of the First Addendum is intended to permit Executive and the Company to mutually agree to extend Executive’s employment to a date that is later than December 31, 2023, and, if such a later date is mutually agreed upon, the later date will be the date on which the Company or its affiliate will pay or provide the severance payments and benefits provided pursuant to Sections 5(b) and 5(c) of the Employment Agreement and any then- outstanding unvested equity awards held by Executive will become fully vested as of such date. For the avoidance of doubt, if Executive and the Company do not mutually agree to extend Executive’s employment to a date that is later than December 31, 2023 (and the Executive’s employment is not otherwise terminated for a reason described in Section 2(c) of the First Addendum), December 31, 2023 is the date on which the Company or its affiliate will pay or provide the severance payments and benefits provided pursuant to Sections 5(b) and 5(c) of the Employment Agreement and any then-outstanding unvested equity awards held by Executive will become fully vested as of December 31, 2023. 2. As amended hereby, the Employment Agreement is specifically ratified and reaffirmed. This Second Addendum is made part of, and is incorporated into, the Employment Agreement. [Remainder of Page Intentionally Blank; Signature Page Follows]

SIGNATURE PAGE TO SECOND ADDENDUM TO EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum to be effective as of the Second Addendum Effective Date. WHITING HOLDINGS LLC By: /s/ Daniel E. Brown Name: Daniel E. Brown Title: President and Chief Executive Officer EXECUTIVE /s/ Charles J. Rimer ______________________ Charles J. Rimer